As filed with the Securities and Exchange Commission February 11, 2008

                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              LOGICA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                       7200                      86-0787790
(State or jurisdiction    (Primary Standard Industrial      (I.R.S. Employer
   of incorporation        Classification Code Number)     Identification No.)
   or organization)
                                 82 Avenue Road
                        Toronto, Ontario, Canada M5R 2H2
                                 (416) 929-5798
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Enzo Taddei
                             Chief Financial Officer
                                 82 Avenue Road
                        Toronto, Ontario, Canada M5R 2H2
                                 (416) 929-5798
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             Joel D. Mayersohn, Esq.
                              Arnstein & Lehr, LLP
                     200 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301
                                 (954) 713-7600

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One)

Large Accelerated Filer |_|   Accelerated Filer |_|  Non-accelerated Filer |_|
Smaller Reporting Company |X|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of Each                           Proposed        Proposed
   Class of                              Maximum        Maximum
 Securities         Amount to be     Offering Price    Aggregate      Amount of
    to be            Registered         per Share       Offering    Registration
 Registered             (1)               (2)            Price           Fee
--------------------------------------------------------------------------------
Common Stock,         1,145,833          $1.20         $1,375,000     $  54.04
 par value
 $.015 per
 share, upon
 conversion
 of Preferred
 Stock
--------------------------------------------------------------------------------
Common Stock,         3,650,000          $1.20         $4,380,000     $ 172.14
 par value
 $.015 per
 share, upon
 exercise of
 Warrants
--------------------------------------------------------------------------------
Common Stock,           100,000           $1.20        $  120,000     $   4.72
 par value
 $0.15 per
 share
   Total              4,895,833                        $5,875,000     $ 230.90
--------------------------------------------------------------------------------

(1) The number of shares of Common Stock registered hereunder represents a good faith estimate by us of the number of shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants.
(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the bid and asked prices for our Common Stock on the over-the-counter market on February 4, 2008, pursuant to Rule 457(c) of the Securities Act.

                              ____________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.
          This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities
             in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated February 11, 2008

                                   Prospectus

                              LOGICA HOLDINGS, INC.
                                 82 Avenue Road
                           Toronto, On, Canada M5R 2H2
                                 (416) 929-5798

                        4,895,833 Shares of Common Stock

         This prospectus relates to the resale of up to 4,895,833 shares of common stock, $0.015 par value, of Logica Holdings, Inc. by the persons identified in this prospectus who are, or will become, our stockholders and the persons to whom such selling stockholders may transfer their shares. The shares of common stock include:

     o Up to 1,145,833 shares of our common stock issuable upon the conversion of our series A convertible preferred stock; and

     o Up to 3,650,000 shares of our common stock issuable upon the exercise of common stock purchase warrants.

         The selling stockholders may offer to sell the shares of common stock from time to time directly or through one or more broker-dealers, in one or more transactions through the OTC Bulletin Board system or otherwise over-the-counter, in negotiated transactions or otherwise, or through a combination of such methods, at fixed prices, which may be changed, at market prices or at negotiated prices. We are not selling any shares of common stock in this offering, and we will not receive any of the proceeds from the sale of any shares by the selling stockholders. However, we may receive up to $4,968,000 from the exercise of the common stock purchase warrants for up to 3,650,000 shares if all such warrants are exercised in full. All expenses of registration of the shares which may be offered hereby under the Securities Act of 1933 will be paid by us (other than selling commissions and fees and expenses of advisers to the selling stockholders).

         Our common stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "LGHL". The last quoted sales price of our common stock on February 4, 2008 was $1.20.

         INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS FEBRUARY 11TH, 2008

                                TABLE OF CONTENTS

                                                                            Page
--------------------------------------------------------------------------------
Prospectus Summary                                                             1
Risk Factors                                                                   6
Cautionary Statement Regarding Forward Looking Statements                      9
Use of Proceeds                                                                9
Market for Our Common Stock and Related Stockholder Matters                    9
Management's Discussion and Analysis or Plan of Operation                     10
Business                                                                      13
Management                                                                    16
Executive Compensation                                                        17
Certain Relationships and Related Transactions                                18
Security Ownership of Certain Beneficial Owners and Management                18
Selling Stockholders                                                          19
Description of Securities                                                     20
Changes in and Disagreements with Accountants                                 21
Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities                                                   22
Plan of Distribution                                                          22
Experts                                                                       24
Where You Can Find More Information                                           24
Index to Financial Statements                                                F-1

                           __________________________

         We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is correct on any date after its date, although this prospectus is delivered or securities are sold on a later date.

                               PROSPECTUS SUMMARY

         This summary highlights some of the information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under "Risk Factors" beginning on page 6.

         Unless otherwise noted, the terms "Logica Holdings," the "Company," "we," "us," and "our," refer to the ongoing business operations of Logica Holdings, Inc. and its subsidiaries, whether conducted through Logica Holdings or a subsidiary of the company.

The Company

         Logica Holdings is a holding company whose primary focus is in the e-commerce and information technology sector. It has been and remains the intention of our Directors to build an organization that is able to react to the individual market places in which we operate in a timely and efficient manner by structuring each company as a small and compact unit, rather than having an interdependent behemoth as we see with a number of larger financial service organizations. Each subsidiary has a specific purpose and is managed by highly experienced, professional and motivated individuals whose performance is rewarded on the basis of the success of the subsidiary. Some of the subsidiaries are newly established, others are in development such as Anne's Diary, and others have been established for many years such as Playsonthenet. As a diversified holding company, Logica Holdings focuses on the acquisition of emerging growth companies with a strategic focus on creating a host of competitive advantages while creating a leading market position and highly recognized brands. Maintaining a diverse portfolio of products and services that are offered to a broad and well-established customer base will create a stable, recurring revenue stream. We maintain a common branding strategy based on the belief that each brand is unique. The Logica Holdings brand is then used as an endorsement brand, supporting the individual brand with a sense of the group's global strength and resources.

Plays on the net Plc

         Plays On The Net Plc began as an online database for unpublished playwrights. A platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, it has since grown into an extensive retail site and all-round theatre information site. In addition to the plays database, POTN now offers books, music and movies, and is as well-known for their audio book content as for their original drama. With contracts with a number of leading publishers already secured, the future for POTN will include extending across all media and dramatic arts to incorporate the worlds of theatre, literature, film and music in one easy-to-navigate online venue. POTN also offers classic works of literature and theatre in downloadable e-book format direct to your laptop, mobile phone or PDA. Choose from an extensive range of favorite novels, plays and poetry, including hard-to-find titles from classic writers.

Curtain Rising Inc.

         Curtain Rising, Inc. began as an online database for theatres. Organized by city, the concept was a user-friendly search engine which would enable theatergoers to locate productions, venues and information with ease. It has since grown into an extensive worldwide directory of plays and theatres and a tight-knit community created by, and utilized by theatres, actors, producers and individuals with an interest in performing arts. Curtain Rising has now licensed the rights to its database and web site to Playsonthenet and the combination of the two companies set to become the single resource centre for theatergoers, playwrights and advertisers. An exciting addition to the original website, the Curtain Rising Magazine is a weekly online journal featuring the news and reviews from POTN along with feature articles, original plays and more. Presented in a stunning glossy magazine format, this is a fascinating and original resource for both theatergoers and theatre professionals and a significant addition to the POTN family of companies.

Anne's World Ltd.

         Anne's World Ltd has obtained the license for "Anne's Diary." The world's first secure social networking site for children, Anne's Diary is an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader. Inspired by the stories of "Anne of Green Gables", the site offers a safe, fun and educational environment where children can keep a private online diary and photo gallery and chat with their peers from around the world in a protected chat room and forum, safe in the knowledge that they are communicating only with verified members of the same age. Thanks to the technology of our partners: Fujitsu, Novell and 123ID, Anne's Diary is setting new standards in online safety while offering children a unique and exciting world in which to express their creativity and interact with other young people. Partnerships with other high-end children's websites as well as police and education authorities will help bring this ground-breaking project to children and concerned parents around the world.

RECENT DEVELOPMENTS

Financing

         Pursuant to a Preferred Stock Purchase Agreement Between Logica Holdings and T Squared Partners LLC, a Delaware limited liability company and T Squared Investments LLC, a Delaware limited liability company (T Squared Partners and T Squared Investments are collectively referred to herein as the "Investors"), dated October 4, 2007, we received gross proceeds of $250,000 (the "Purchase Price") in consideration of the issuance of 250,000 shares of Series A Convertible Preferred Stock and Warrants, exercisable to purchase up to 3,650,000 shares of our common stock to the Investors. Pursuant to the Preferred Stock Purchase Agreement, we disbursed $15,000 of the Purchase Price at closing to the Investors for due diligence expenses. The remaining proceeds shall be used by us for working capital purposes.

         Under the Preferred Stock Purchase Agreement, the Investors have been given the right to participate in any subsequent funding by us on a pro rata basis at 100% of the offering price. In addition, on October 25, 2007, we have the right to require the Investors, and the Investors have the right to purchase an additional $250,000 in preferred stock, convertible at $0.48 per share. Except for the conversion price, the preferred stock will have the same rights, covenants and warranties as the Series A Preferred Stock. In the event that the Investors do not remit the $250,000 on or before October 25, 2007, the Investors shall receive a 10-business day grace period. If by such time the Investors have not remitted the funds to us, all Warrants issued under the Preferred Stock Purchase Agreement shall be terminated. Under the terms of the Preferred Stock Purchase Agreement, we have agreed to take action to nominate representatives that would result in an independent board of directors of Logica Holdings. If we fail to nominate such representatives within four months of the date of the Preferred Stock Purchase Agreement, we are obligated to pay the Investors an amount equal to 24% of the Purchase Price per annum, payable monthly in cash or preferred stock, at the option of the Investors.

         250,000 shares of the Series A Convertible Preferred Stock are initially convertible by the Investors into 2.5 shares of common stock or $0.40 per share. Of the Warrants issued to the Investors, warrants to purchase 650,000 of common stock are exercisable at $0.72 per share, warrants to purchase 1,500,000 are exercisable at $1.00 per share and warrants to purchase 1,500,000 shares of common stock are exercisable at $2.00 per share. The Warrants contain cashless exercise provisions and are exercisable until October 4, 2011. The Investors shall not be entitled to convert the Series A Preferred Stock into shares of common stock or exercise Warrants that would result in beneficial ownership by the Investors of more than 4.9% of the then outstanding number of shares of common stock on such date.

         The Series A Preferred Stock has limited voting rights. Upon any liquidation, dissolution or winding up of Logica Holdings, the holders of Series A Preferred Stock shall be entitled to receive, out of our assets, for each share of Series A Preferred stock in an amount equal to $1.00, before any distribution or payment shall be made to the holders of any other securities of Logica Holdings. As provided above, each share of Series A Preferred Stock is initially convertible into 2.5 shares of common stock (the "Conversion Ratio"), at the option of the holder, at any time. The Series A Preferred Stock is subject to adjustment in the event of payment of stock dividends or stock splits. In addition, at any time while shares of Series A Preferred Stock are outstanding, the Company shall not issue any other preferred stock below $1.00 per share or any rights, options or warrants at a price per share less than the

Conversion Value. Conversion Value is defined as $0.40 per share, subject to adjustment. The Conversion Value of the Series A Preferred Stock shall be further adjusted in the event that within 24-months of the date of the Preferred Stock Purchase Agreement, we close on the sale of securities at a price per share of common stock or with a conversion right to acquire stock at a price per share of common stock that is less than the Conversion Value. In the event we earn less than $0.154 per share as reported for the audited fiscal year ended December 31, 2008, from continuing operations before any non-cash items, the then current Conversion Value shall be reduced. The Warrant exercise prices are also subject to adjustment if we fail to meet the earnings per share projections.

         In accordance with the Preferred Stock Purchase Agreement and pursuant to a Registration Rights Agreement dated October 4, 2007, between the Company and the Investors, we have agreed to prepare and file, with 30-days of the date of the Preferred Stock Purchase Agreement, a registration statement with the Securities and Exchange Commission, covering the resale of shares of common stock issuable upon conversion of the Series A Preferred Stock and underlying the Warrants. If, after four months from the date of the Preferred Stock Purchase Agreement, we have not registered the shares or if the registration statement is not declared effective, or if a registration statement does not remain effective until two years from the date of the Preferred Stock Purchase Agreement, then we have agreed to issue the Investors an additional 180,000 shares of Series A Preferred Stock for each day the registration statement is not effective. However, in no event shall we be required to issue in excess of 375,000 shares of common stock underlying the Series A Preferred Stock for failure to comply with registration requirements.

         On November 7, 2007, T Squared Investments LLC purchased another 250,000 shares of Series A Preferred Stock for $250,000. The shares issued contain the same terms as the shares initially issued, with the exception that they convert to common stock at the rate of $0.48 per share. Each share of Series A Convertible Preferred Stock is initially convertible by the Investors into 2.0833 shares of common stock or $0.48 per share.

Disposition

         Pursuant to a Stock Purchase Agreement dated September 30, 2007, we completed the sale of our wholly owned interests in Maximum Awards Pty. Ltd ("MAX"), Global Business Group Australia Pty. Ltd ("GBH") and Travel Easy Holidays Pty. Ltd ("TEH") (MAX, GBH and TEH are collectively referred to herein as, the "Sold Subsidiaries"). The Sold Subsidiaries were sold to Elko Group Pty. Limited, an Australian company ("ELKO") controlled by Maxwell A. Thomas. Mr. Thomas serves as an executive officer of each of the Sold Subsidiaries. Under the Stock Purchase Agreement, we sold all the issued and outstanding shares of the Sold Subsidiaries to ELKO in consideration of $1.00 and the assumption of all of the liabilities of the Sold Subsidiaries by ELKO. In addition, Mr. Thomas agreed to forgive certain of our liabilities in the amount of approximately $113,860 owed to Mr. Thomas. Furthermore, we released the Sold Subsidiaries and ELKO from inter-company obligations of approximately $1,067,000.

Exchange Offer

         Effective July 9, 2007, we completed the acquisition of Plays On The Net Plc, a United Kingdom company ("POTN"), Anne's World Limited ("AW"), a Canadian limited company, and Curtain Rising Inc. ("CR," and together with POTN and AW the "Acquired Companies") a Canadian Incorporated company, pursuant to a share exchange agreement (the "Exchange Agreement") by and between Logica Holdings, POTN, AW, CR and the sole shareholder of the Acquired Companies, the Winterman Group Ltd. (the "Sole Shareholder").

         Under the Exchange Agreement dated July 9, 2007, we issued to the Sole Shareholder 12,000,000 shares of our common stock. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. The Sole Shareholder is an accredited investor as defined under the Securities Act of 1933. All shares of common stock issued pursuant to the share exchange contain legends restricting transferability absent registration or applicable exemption. The issued shares constitute 84.93% of our common stock outstanding immediately after the effective time of the share exchange.

BUSINESS ADDRESS

         The address of our principal executive office is 82 Avenue Road, Toronto, On, Canada M5R 2H2, (416) 929-5798.

                                  THE OFFERING

Common Stock offered by    This  prospectus  relates to the resale by certain of
selling stockholders       Logica  selling   stockholders   Holdings  of  up  to
                           4,895,833 shares of our common stock in connection with the resale of:

                           * up to 100,000 shares of our common stock that are issued and outstanding;

                           * up to 625,000 shares of our common stock issuable upon the conversion of Series A Convertible Preferred Stock with an aggregate stated value of $1.00 at a conversion price of $0.40 per share;

                           * up to 520,833 shares of our common stock issuable upon the conversion of Series A Convertible Preferred Stock with an aggregate stated value of $1.00 at a conversion price of $0.48 per share; and

                           * up to 3,650,000 shares of our common stock issuable upon the exercise of warrants at an average exercise price of $1.36 per share.

Common stock               20,688,142 shares
outstanding before the
offering

Common stock to be         Up to  25,483,975  shares.  The  common  stock  to be
outstanding after the      outstanding after the offering is based on 20,688,142
offering                   shares of common stock  outstanding as of January 31,
                           2008  plus the  estimated  shares  issuable  upon the
                           conversion  of our  Series  A  Convertible  Preferred
                           Stock  and  the  exercise  of  warrants  held  by the
                           selling  stockholders.  Thus,  the  number  of shares
                           stated to be outstanding  after the offering  assumes
                           that all Series A Convertible  Preferred Stock issued
                           in the October 2007 private  placement  are converted
                           and that all  warrants  issued  in the  October  2007
                           private placement are exercised.

Use of proceeds            We will not receive any proceeds from the sale of the
                           common stock by the selling stockholders. However, we will receive the exercise price of any common stock that we issue to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Over-the-Counter           LGHL
Bulletin Board Symbol

Unless otherwise indicated or the context otherwise requires, the number of shares of common stock shown to be outstanding after this offering and other share-related information in this prospectus does not include up to 555,556 shares of our common stock issuable as of January 31, 2008 upon the exercise of outstanding warrants not issued in connection with the October 2007 private placement, which had an average exercise price of $0.72 per share.


                    SUMMARY HISTORICAL FINANCIAL INFORMATION

                                             FOR THE NINE             FOR THE
                                             MONTHS ENDED            YEAR ENDED
                                          SEPTEMBER 30, 2007     DECEMBER 31, 2006
                                          ------------------    ------------------
                                             (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Total revenue                             $          168,170    $             --
Cost of sales                                        114,156                  --
Operating expenses                                   783,456               708,347
Other expenses                                            27                 1,703
Net loss before income taxes                        (729,415)             (710,050)
Provisions for Income Taxes                             --                    --
                                          ------------------    ------------------
Net loss from continuing operations                 (729,415)             (710,050)
Net loss from discontinued operations             (3,689,741)                 --
Net loss                                  $       (4,419,156)   $         (710,050)
Foreign currency translation adjustment                 (804)               25,171
Comprehensive Loss                        $       (4,419.960)   $         (684,879)
Net loss per share - basic and diluted                 (0.26)                (0.14)

                                          SEPTEMBER 30, 2007     DECEMBER 31, 2006
                                          ------------------    ------------------
BALANCE SHEET DATA:
Cash and cash equivalents                 $           58,956    $            6,297
Total assets                                         237,679               577,542
Total liabilities                                    293,642             1,121,676
Stockholders' deficit                                (55,964)             (544,134)


                                  RISK FACTORS

         We are a development stage company and we have limited historical operations. We urge you to consider our likelihood of success and prospects in light of the risks, expenses and difficulties frequently encountered by entities at similar stages of development. The following is a summary of certain risks we face. They are not the only risks we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

CERTAIN RISK FACTORS RELATING TO OUR BUSINESS

We may need to raise additional capital in the near future, and, if we are unable to secure adequate funds on acceptable terms, we may be unable to support our business plan and be required to suspend operations.

         We may need to raise additional capital in the near term, and may seek to do so by conducting one or more private placements of equity securities, selling additional securities in a registered public offering, or through a combination of one or more of such financing alternatives. There can be no assurance that any additional capital resources will be available to us as and when required, or on terms that will be acceptable to us. If we are unable to raise the capital required on a timely basis, we may not be able to fund our projects and the development of the businesses of our subsidiaries. In such event, we may be required to suspend our plan of operations. Moreover, even if the necessary funding is available to us, the issuance of additional securities would dilute the equity interests of our existing stockholders, perhaps substantially.

We are a development stage company, and our success is subject to the substantial risks inherent in the establishment of a new business venture.

         As a consequence of the change in control that we experienced on July 2007, we changed management, and all efforts that were previously initiated by prior management were abandoned. At that time, our new management adopted a new plan of operations based on the strategy that was only formulated in 2007. Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, many of which may be beyond our control, or which cannot be predicted at this time. We may encounter unforeseen difficulties or delays in the implementation of our plan of operations, which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our common stock.

Our success depends on the attraction and retention of senior management and technicians with relevant expertise.

         Our future success will depend to a significant extent on the continued services of its key employees, particularly, Giuseppe Pino Baldassarre and Enzo Taddei, who conceived of our business and overall operating strategy, have been most instrumental in assisting us in raising capital and currently serve as our executive officers. We do not maintain key man life insurance for any executive officer. Our ability to execute our strategy also will depend on our ability to attract and retain qualified technicians and sales, marketing and additional managerial personnel. If we are unable to find, hire and retain qualified individuals, we could have difficulty implementing our business plan in a timely manner, or at all.

We are subject to the attendant risks of conducting business in foreign countries.

         Our principal executive offices are located outside the U.S. As a result, we are subject to the attendant risks of conducting business in foreign countries, including:

     o difficulty in identifying, engaging, managing and retaining qualified local employees;

     o the potential burden of complying with a variety of foreign laws, trade standards and regulatory requirements, including import and export control laws, tariffs and other barriers;

     o limited protection of our intellectual property and limited ability to enforce legal rights and remedies; and

     o general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relations.

Our international operations expose us to risks associated with fluctuations in foreign currencies.

         As part of our international operations, from time to time in the regular course of business, we convert dollars into foreign currencies and vice versa. The value of the dollar against other currencies is subject to market fluctuations, and the exchange rate may or may not be in our favor.

We may divest assets to reflect changes in our strategy.

         We have begun divesting businesses and assets that we have determined no longer fit our strategy. For example, we sold our interests in three subsidiaries in September 2007. We may undertake divestiture transactions when we believe there is a financial or strategic benefit to us in doing so. Such divestitures, should they occur, may result in losses. There may also be costs and liabilities that we incur or retain in connection with these divestitures. We may be unable to successfully divest non-strategic assets and, if we incorrectly evaluate the strategic fit and valuation of divested businesses or assets, we may forego opportunities that would otherwise have benefited our business.

A number of factors may cause our consolidated operating results to fluctuate on a quarterly or annual basis, which may make it difficult to predict our future operating results.

         We expect our consolidated revenues and expenses to fluctuate, making it difficult to predict our future operating results. Factors that could cause our operating results to fluctuate include:

     o   demand in the markets that we serve;

     o our ability to define, design and release new products that meet customer needs, and to do so quickly and cost effectively;

     o   market acceptance of new and enhanced versions of our products;

     o   variations in the performance of our businesses;

     o   our ability to forecast demand in the markets that we serve;

     o   general economic conditions in the countries where we operate; and

     o   changes in exchange rates, interest rates and tax rates.

         Any of the above factors, many of which are beyond our control, could significantly harm our business and results of operations. The results of a prior quarter or annual period should not be relied upon as an indicator of future operating performance.

CERTAIN RISK FACTORS RELATING TO OUR COMMON STOCK

The market for common stock is limited, and you may not be able to sell the shares of our common stock that you hold.

         Our common stock is currently traded on the OTC Bulletin Board, not on a national securities exchange. Therefore, our common stock is thinly traded, the market for purchases and sales of our common stock is limited and the sale of a limited number of shares could cause the price to fall significantly. Accordingly, it may be difficult to sell shares of our common stock quickly without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Stockholder interest in us may be substantially diluted as a result of the sale or issuance of additional securities pursuant to existing commitments and to fund our plan of operation.

         Issuances of additional shares of common stock would result in dilution of the percentage interest in our common stock of all stockholders ratably and might result in dilution in the tangible net book value of a share of our common stock, depending upon the price and other terms on which the additional shares are issued. In addition, the issuance of additional shares of common stock upon exercise of the warrants or stock options, or even the prospect of such issuance, may have an affect on the market for our common stock and may have an adverse impact on the price at which shares of our common stock trade.

If securities or industry analysts do not publish research reports about our business or if they make adverse recommendations regarding an investment in our common stock, our stock price and trading volume may decline.

         The trading market for our common stock will be influenced by the research reports that industry or securities analysts publish about our business. We do not currently have, and may never obtain, research coverage by industry or securities analysts. If no industry or securities analysts commence coverage of us, the trading price of our common stock could be negatively impacted. In the event, we obtain industry or security analyst coverage, and if one or more of the analysts downgrade our stock or comment negatively on our prospects, our stock price would likely decline. If one or more of these analysts cease to cover us or our industry or fails to publish reports about us regularly, our common stock could lose visibility in the financial markets, which could also cause our stock price or trading volume to decline.

We may be the subject of securities class action litigation due to future stock price volatility.

         Our common stock price has fluctuated significantly and may continue to do so in the future. We expect that the market price of our common stock will likely continue to fluctuate significantly and remain highly volatile. We will not have control over the factors that cause such volatility. Historically, when the market price of a stock has been volatile, holders of that stock have often initiated securities class action litigation against the company that issued the stock. If any of our stockholders bring a similar lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management from the operation of our business.

We do not intend to declare cash dividends on our common stock.

         We will not distribute any cash to our stockholders until and unless we can develop sufficient funds from operations to meet our ongoing needs and implement our business plan. As a result, your only opportunity to achieve a return on your investment in us will be if the market price of our common stock appreciates and you sell your shares at a profit. The future market price for our common stock may never exceed the price that you pay for our common stock.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements of our intentions, hopes, beliefs, expectations, strategies, and predictions with respect to future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as "believe," "will," "anticipate," "estimate," "expect," "project," "plan," "intend," "should," "could," or similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," and other sections of this prospectus, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels, activity, performance or achievements, express or implied by these forward-looking statements.

         Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and any prospectus supplement. We will not update these statements unless the securities laws require us to do so. Accordingly, you should not rely on forward-looking statements because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. However, we may receive up to $4,968,000 from the exercise of the warrants if all such warrants are exercised in full. There can be no assurance that any of the warrants will be exercised by the selling stockholders, that any of the underlying shares of common stock will be sold hereunder or that we will receive any proceeds from the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         Our common stock has been traded on the over-the-counter market since November 2, 2006, and is quoted on the OTC Bulletin Board under the symbol "LGHL." The high and low bid information for each quarter since November 2, 2006, as quoted on the OTC Bulletin Board, are as follows:

        Quarter                              High Bid     Low Bid
------------------------------------------------------------------

Fourth Quarter 2006 *                       $    7.65    $    4.80

First Quarter 2007 *                        $    2.50    $    0.10
Second Quarter 2007 *                       $    3.25    $    0.75
Third Quarter 2007                          $    2.85    $    0.65
Fourth Quarter 2007                         $    2.10    $    1.00

First Quarter 2008 (through 2/5/08)         $    1.69    $    1.20

        * Prices reflect 15 for 1 forward split effected on May 18, 2007

         The quotations above reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not reflect actual transactions.

HOLDERS

         As of January 31, 2008, an aggregate of 20,688,142 shares of our common stock were issued and outstanding and were owned by approximately 253 stockholders of record, based on information provided by our transfer agent.

DIVIDENDS

         We have never paid dividends on our common stock and do not anticipate that we will do so in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         Logica Holdings, initially known as Rising Fortune Incorporated, was incorporated in the State of Nevada on March 7, 1995. We were inactive between the years 1996 and 2003. In 2003 and 2004 we acquired the following three companies: Maximum Awards Pty Ltd., Travel Easy Holidays Pty Ltd., and Global Business Group Pty Ltd., and changed our name to Maximum Awards Inc. Our interests in each company were sold in 2007.

         In 2007 we acquired Plays On The Net Plc, Plays On The Net Inc., Curtain Rising Inc., and Anne's World Limited in consideration for the issuance of 12 million shares of our common stock, resulting in a change in control. In connection therewith we changed our name to Logica Holdings, Inc. Our operations currently consist of the businesses conducted by Plays On The Net Plc, Plays On The Net Inc., Curtain Rising Inc., and Anne's World Limited.

         The 2007 acquisitions were accounted for as a reverse merger. As a result, the information set forth in this Management's Discussion and Analysis or Plan of Operation is that of Plays On The Net Plc and its subsidiaries for the period from May 23, 2006 (inception) through December 31, 2006, and that of Logica Holdings, Inc. and its subsidiaries from January 1, 2007 until September 30, 2007.

Statement of Operations

Results for the three months ended September 30, 2007 versus the three months ended September 30, 2006.

         Revenues for the three months ended September 30, 2007 increased by $168,170 from $0 for the three months ended September 30, 2006 to $168,170 for the three months ended September 30, 2007. The increase in revenues was due to the fact that company had no revenues for the same period of the previous year.

         Cost of sales which comprises the cost of services contracted for third party website development. The cost of sales for the period September 30, 2007 was $114,156 apposed to $0 for the period September 30, 2006. The gross profit for the quarter was $54,014.

         Our overhead costs for the quarter decreased by $14,132 from $221,004 for the quarter September 30, 2006 to $206,872 for the quarter ended September 30, 2007. The general and administration costs decreased by $28,325, the legal and professional fees increased by $5,016 and the depreciation costs also increased $9,176 due to a substantial increase in property, equipment and software. The net loss from continuing operations decreased by $68,705 from $(221,536) for the three months ended 2006 to $(152,831) for the same period of 2007.

         On September 30, 2007, we sold all of the issued and outstanding shares of the Australian subsidiaries to the Purchaser in consideration of $1.00 US and the assumption of the assets, liabilities and combined debt. The combined net asset value of the subsidiaries at the time of the disposal was $(194,223). The debt in the Australian companies amounted to $(1,147,425); hence the gain from the sale including the $1.00 consideration was $1,341,649.

         The discontinued operations net of taxes included a loss of $(31,666), a gain on the sale of $ 1,341,649 and the impairment of goodwill amounting to $(4,999,724). The net loss from the discontinued operations was $(3,689,741).

         The comprehensive loss including the discontinued operations and the foreign currency translation adjustment was $(3,842,870) or $(0.27) per share based on 14,374,802 weighted average shares outstanding for the three months ended September 30, 2007 compared to a loss of $(213,682) or $(0.10) per share based on 2,160,133 weighted average shares outstanding for the three months ended September 30, 2006.

Results for the nine months ended September 30, 2007, versus the nine months ended September 30, 2006.

         Revenues for the nine months ended September 30, 2007 increased by $168,170 from $0 for the nine months ended September 30, 2006 to $168,170 for the nine months ended September 30, 2007. The increase in revenues was due to the fact that company had no revenues for the same period of the previous year.

         Cost of sales which comprises the cost of services contracted for third party website development. The cost of sales for the nine months ended September 30, 2007 was $114,156 apposed to $0 for the same period September 30, 2006. The gross profit for the nine months was $54,014.

         Our overhead costs for the nine months increased by $429,282 from $354,174 for the nine months ended September 30, 2006 to $783,456 for the same of 2007. The general and administration costs increased by $390,449, the legal and professional fees increased by $17,490 and the depreciation costs also increased $21,343 due to a substantial increase in property, equipment and software. The net loss from continuing operations increased by $374,390 from $(355,025) for the nine months ended 2006 to $(729,415) for the same period of 2007.

         On September 30, 2007, we sold all of the issued and outstanding shares of the Australian subsidiaries to the Purchaser in consideration of $1.00 US and the assumption of the assets, liabilities and combined debt. The combined net asset value of the subsidiaries at the time of the disposal was $(194,223). The debt in the Australian companies amounted to $(1,147,425); hence the gain from the sale including the $1.00 consideration was $1,341,649.

         The discontinued operations net of taxes included a loss of $(31,666), a gain on the sale of $ 1,341,649 and the impairment of goodwill amounting to $(4,999,724). The net loss from the discontinued operations was $(3,689,741).

         The comprehensive loss including the discontinued operations and the foreign currency translation adjustment was $(4,419,960) or $(0.26) per share based on 16,827,000 weighted average shares outstanding for the nine months ended September 30, 2007 compared to a loss of $(342,440) or $(0.16) per share based on 2,163,460 weighted average shares outstanding for the three months ended September 30, 2006.

Results from inception, May 23, 2006, until December 31, 2006.

         The companies had no revenues from inception, May 23, 2006, to December 31, 2006 as they were still in a development stage. During the same period the companies has the following operating expenses:

                  General & Administrative:          $ 228,058
                  Marketing:                         $ 221,125
                  Technology & Content:              $ 253,462
                  Cost of Content:                   $   5,702
                                                     ---------
                                                     $ 708,347

         We incurred an interest expense of $ 1,703 on advances from the following related parties:

                  Stockholder:                       $   1,194
                  Company under common control:      $     509
                                                     ---------
                                                     $   1,703

These foregoing transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the abovementioned parties.

         We incurred losses from operations of $710,050 for the period from May 23, 2006 to December 31, 2006, and had a negative working capital of $1,109,711 and an accumulated deficit of $710,050 as of December 31, 2006.

         The foreign exchange translation adjustment amounted to $25,171, hence resulting in a comprehensive loss of $ 684,879.

Liquidity and Capital Resources

         Through the nine months ended September 30, 2007 we relied on advances of $1,289,012 from our principal shareholder to fund our operations. All of this debt has been converted into restricted common stock. As of September 30, 2007, we had cash of $58,956 and a working capital deficit of $168,850.

         For the period ended September 30, 2007, we derived 100% of our income from website development for third parties. Our long term growth lies in the monthly or annual subscription model to Annesdiary.com, online shopping and affiliate revenue through Anne's World Limited, the online shopping and banner advertising as well as advertising revenues coming from the Curtain Rising by-weekly magazine and finally the online book and audio download, as well as affiliate revenues through Plays On The Net. Our target market is mainly North America, Japan and most other English speaking nations in the world.

         We anticipate, based on current planning and business conditions, that the effectuation of our business plan over the next 12 months will required approximately $2,400,000. The breakdown is as follows:

                  Website Development:                   $ 1,000,000
                  Computer & Hardware:                   $   150,000
                  Legal & Accounting:                    $   100,000
                  Advertising & Marketing Expense:       $   250,000
                  General &Administrative:               $   900,000

         The foregoing represents our best estimate. We do not expect to generate revenues from operations sufficient to satisfy the foregoing expenses. Therefore, the effectuation of our plan of operations is subject to attaining additional financing. We cannot assure investors that adequate financing will be available. If we are not successful in our effort to raise capital we will not be able to fully effectuate our business plan, the business will likely fail, and the company will cease to do business. As a result, our auditors have raised substantial doubt about our ability to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

         As of December 31, 2007, we did not have any off-balance sheet arrangements.

                                    BUSINESS

INTRODUCTION

         Logica Holdings is a holding company whose primary focus is in the e-commerce and information technology sector. It has been and remains the intention of our Directors to build an organization that is able to react to the individual market places in which we operate in a timely and efficient manner by structuring each company as a small and compact unit, rather than having an interdependent behemoth as we see with a number of larger financial service organizations. Each subsidiary has a specific purpose and is managed by highly experienced, professional and motivated individuals whose performance is rewarded on the basis of the success of the subsidiary. Some of the subsidiaries are newly established, others are in development such as Anne's Diary, and others have been established for many years such as Playsonthenet. As a diversified holding company, Logica Holdings focuses on the acquisition of emerging growth companies with a strategic focus on creating a host of competitive advantages while creating a leading market position and highly recognized brands. Maintaining a diverse portfolio of products and services that are offered to a broad and well-established customer base will create a stable, recurring revenue stream. We maintain a common branding strategy based on the belief that each brand is unique. The Logica Holdings brand is then used as an endorsement brand, supporting the individual brand with a sense of the group's global strength and resources.

OUR COMPANIES

Plays on the net Plc

         Plays On The Net Plc began as an online database for unpublished playwrights. A platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, it has since grown into an extensive retail site and all-round theatre information site. In addition to the plays database, POTN now offers books, music and movies, and is as well-known for their audio book content as for their original drama. With contracts with a number of leading publishers already secured, the future for POTN will include extending across all media and dramatic arts to incorporate the worlds of theatre, literature, film and music in one easy-to-navigate online venue. POTN also offers classic works of literature and theatre in downloadable e-book format direct to your laptop, mobile phone or PDA. Choose from an extensive range of favorite novels, plays and poetry, including hard-to-find titles from classic writers.

Curtain Rising Inc.

         Curtain Rising, Inc. began as an online database for theatres. Organized by city, the concept was a user-friendly search engine which would enable theatergoers to locate productions, venues and information with ease. It has since grown into an extensive worldwide directory of plays and theatres and a tight-knit community created by, and utilized by theatres, actors, producers and individuals with an interest in performing arts. Curtain Rising has now licensed the rights to its database and web site to Playsonthenet and the combination of the two companies set to become the single resource centre for theatergoers, playwrights and advertisers. An exciting addition to the original website, the Curtain Rising Magazine is a weekly online journal featuring the news and reviews from POTN along with feature articles, original plays and more. Presented in a stunning glossy magazine format, this is a fascinating and original resource for both theatergoers and theatre professionals and a significant addition to the POTN family of companies.

Anne's World Ltd.

         Anne's World Ltd has obtained the license for "Anne's Diary." The world's first secure social networking site for children, Anne's Diary is an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader. Inspired by the stories of "Anne of Green Gables", the site offers a safe, fun and educational environment where children can keep a private online diary and photo gallery and chat with their peers from around the world in a protected chat room and forum, safe in the knowledge that they are communicating only with verified members of the same age. Thanks to the technology of our partners: Fujitsu, Novell and 123ID, Anne's Diary is setting new standards in online safety while offering children a unique and exciting world in which to express their creativity and interact with other young people. Partnerships with other high-end children's websites as well as police and education authorities will help bring this ground-breaking project to children and concerned parents around the world.

         Background

         The Internet has rapidly revolutionized our lives and has altered the way we live, work, conduct business, and communicate with others. This powerful technology offers us unprecedented access to worldwide information and instant communication; but it has also opened up a new venue for sexual predators to seek out unsuspecting children.

         The proliferation of social network sites on the Internet has been a phenomenon of our times.

         While this phenomenon has provided an outlet for people from differing backgrounds and nationalities to come together and interact in a way never before envisaged, it also has thrown up many issues of safety for the users. Safety issues such as 'phishing' where the user can have their identity stolen to users being 'cyber stalked' have all been in reported in the media during the rise and rise of these sites.

         The one area, however, that is the most disturbing is the incidences of sexual predators using such sites to gather information, contact and 'groom' children for inappropriate online chat or actual physical abuse.

         Annesdiary.com Registration

         On registering with annesdiary.com, each new member will receive a presentation welcome package containing the following: (i) a welcome letter explaining the features of the website; (ii) a unique user card; (iii) a state-of-the-art fingerprint authentication reader; and (iv) a copy of the "Anne of Green Gables" book. On receipt of the welcome package members will set up their fingerprint reader using a one-time authentication code thereby registering their identity on our secure database. The fingerprint matrix itself is encrypted and transmitted securely across the Web to authenticate users. Even if someone gets a hold of the fingerprint matrix, it will be undecipherable and unusable to them.

         Secure Sponsor

         When a parent or guardian registers their child on the site they must provide details of a Sponsor who is able to verify the age and identity of the child. To be eligible, a Sponsor must have been known to the child for a minimum of two years, be a resident of the country in which the registrant lives, and be a recognized professional. Sponsors must confirm their relationship to the child and provide a mailing address and phone number where we can contact them. We will contact all Sponsors to verify this information. The Sponsor will be provided with a one-time Authentication Code which they must use to activate the child's account.

REVENUE STREAMS

         We expect to generate revenue from our current operations in the following manners:

         *   Subscription fees for annesdiary.com;
         *   On-line merchandise sales;
         *   On-line advertising;
         *   Print advertising in Curtain Rising Magazine;
         *   Commission when visitors click-through to partner websites;
         * Sales of hardcopy books and downloadable audio books through Playsonthenet

CORPORATE HISTORY

         Logica Holdings, initially known as Rising Fortune Incorporated, was incorporated in the State of Nevada on March 7, 1995. We were inactive between the years 1996 and 2003.

         On December 5, 2003, we amended our Articles of Incorporation to change our name to Maximum Awards Inc, Inc. in anticipation of the acquisition of Maximum Awards Pty Ltd. an Australian company engaged in the business of operating a consumer rewards program through which consumers earned points by purchasing products and services offered by the company and its program partners. Accumulated points can then be redeemed in order to acquire additional desired products or services from the same list of such items offered by the company. The acquisition of all outstanding shares of Maximum Awards closed in December 2003.

         On June 1, 2004, we acquired 100% of the issued and outstanding shares of Travel Easy Holidays Pty Ltd ("TEH") and Global Business Group Pty Ltd ("GBH") from Maxwell Thomas and Michael Sullivan. These corporations were involved in the travel industry and mail order industries and were acquired to add to our rewards program operations by providing an in-house travel agency and a consumer products retailer.

         In June 2004 we acquired Global Business Group Pty Ltd, an Australian proprietary limited corporation, organized under the law of the Province of Queensland, Australia in June 2003. Global Business did business under the name Easy Shopper Direct and was engaged in the business of selling consumer goods on-line and through published catalogs.

         On May 29, 2007, we amended our Articles of Incorporation to change our name from Maximum Awards Inc. to Logica Holdings, Inc.

         On July 9, 2007, we acquired (i) Plays On The Net Plc and its subsidiary, Plays On The Net Inc., which provide a web based platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, which includes an extensive retail site for book, audio downloads and all-round theatre information; (ii) Curtain Rising Inc., which provides an online database for theatres and a bi-weekly online theatre magazine; and (iii) Anne's World Limited, a company that holds the license for a secure social networking website for children, providing an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader. We issued 12,000,000 shares of our common stock as consideration in the acquisitions. The acquisitions resulted in a change of control and were accounted for as a reverse merger. Our business now consists of the businesses of Plays on the Net, Curtain Rising and Anne's World.

         On August 7, 2007, we amended our articles of incorporation to change the par value of our common stock from $0.0001 per share to $0.015 per share.

         On September 30, 2007, we sold 100% of our Australian subsidiaries; Maximum Awards Pty Limited, Travel Easy Holidays Pty Ltd and Global Business Group Pty Ltd to Eko Group Pty Limited, an Australian company controlled by Maxwell A. Thomas, a former executive officer of the Company.

LEGAL PROCEEDINGS

         We are not aware of any pending or threatened litigation against us that we expect will have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain, and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

PROPERTY

         As of the date of this prospectus, we do not own any real property. We lease our executive offices at 82 Avenue Road, Toronto, Ontario M5R 2H2 pursuant to a lease agreement that expires in June 2009, subject to 1 year extensions thereafter. Our monthly payments under the lease total $13,650 (Canadian Dollars).

                                   MANAGEMENT

         Our directors and executive officers as of January 31, 2008, are as follows:

               Name               Age            Principal Occupation
------------------------------------------------------------------------------
Giuseppe Pino Baldassarre         49     Chief Executive Officer and President
Enzo Taddei                       35     Chief Financial Officer and Director

         Giuseppe Pino Baldassarre. Mr. Baldassarre was appointed the Chief Executive Officer and President of the Company May 15, 2007. From 2006 until April 2007, Mr. Baldassarre served as the Vice President of Business Development for 123ID, a software development company specializing in biometric solutions. From 2005 until March 2007, Mr. Baldassarre served as the Chief Executive Officer and President of BPT Technologies, where he was responsible for the establishment and implementation of the company's North American operations. From 2002 until 2005 Mr. Baldassarre served as the Managing Director of The Logica Group, a division of The MacKenzie Group, in Melbourne, Florida, where he was primarily responsible for logistics, sales and distribution. Mr. Baldassare received a B.A. degree in mathematics (with a minor in economics) from York University of Toronto, Canada in 1979, and an M.B.A. from INSEAD, Fontainebleau, France in 1981.

         Enzo Taddei. Mr. Taddei was appointed a Director and Chief Financial Officer of the Company March 21, 2007. He was previously the sole shareholder and director of a private accountancy firm, Adesso Res Asesores in Spain, which he operated for eight years between 1999 and 2006. Prior to setting up his own accountancy company, Mr. Taddei worked for a firm of chartered accountants based in Marbella, Malaga whilst completing his BBA degree. Mr. Taddei is fluent in English, Spanish and Italian. Mr. Taddei holds degrees in economics from the University of Malaga, Spain, a degree in Business Administration from the University of Wales, UK, and a Master Degree in Taxation and fiscal related subjects from the University of E.A.D.E in Malaga, Spain.


Independent Directors

         Our Board of Directors currently consists of one director, who is not independent.


Committees of the Board of Directors

         Our Board of Directors does not currently have any committees. The roles and responsibilities of an audit committee, nominating committee and compensation committee are conducted by our full Board.


Director Compensation

         Our sole director is not independent, also serves as our Chief
Financial Officer, and does not receive any additional compensation for his service as a director.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid for the fiscal years ended December
31, 2006 and 2007 to our Chief Executive Officer and each of the next two most highly compensated executive officers (as defined in Rule 3b-7 under the Exchange Act) serving at the end of 2007 (referred to as the named executive officers):


                                                                        NON-EQUITY
                                                     STOCK   OPTION   INCENTIVE PLAN    ALL OTHER
                                  SALARY    BONUS   AWARDS   AWARDS    COMPENSATION    COMPENSATION
                                   ($)       ($)      ($)      ($)          ($)            ($)          TOTAL
PRINCIPAL POSITION       YEAR      (1)       (2)      (3)      (4)          (5)            (6)           ($)
----------------------   ----   ---------   -----   ------   ------   --------------   ------------   ---------
Giuseppe Pino            2007   $ 150,000   $  -    $  -     $  -         $  -            $ -         $ 150,000
Baldassarre
  C.E.O. and President
  since April 2007       2006   $       -   $  -    $  -     $  -         $  -            $ -         $       -

Enzo Taddei              2007   $ 150,000   $  -    $  -     $  -         $  -            $ -         $ 150,000
  C.F.O. and Director
  since April 2007       2006   $       -   $  -    $  -     $  -         $  -            $ -         $       -

Maxwell Thomas           2007   $       -   $  -    $  -     $  -         $  -            $ -         $       -
  C.E.O. and C.F.O.
  until April 2007       2006   $ 150,000   $  -    $  -     $  -         $   -           $ -         $ 150,000


EMPLOYMENT AGREEMENTS

         Logica Holdings Inc. and Giuseppe Pino Baldassarre have entered into an employment agreement pursuant to which Mr. Baldassarre was hired as our Chief
Executive Officer and President. Under the agreement Mr. Baldassarre has a base compensation of $200,000 per year with annual increases of 10%. The initial term of the agreement is 36 months, subject to earlier termination pursuant to the terms of the agreement. The agreement contains confidentiality, non-competition, and non-solicitation provisions.


EQUITY COMPENSATION PLAN INFORMATION

-------------------------------------- ------------------------- ----------------------- -----------------------------
                                         NUMBER OF SECURITIES       WEIGHTED-AVERAGE      # OF SECURITIES REMAINING
                                          TO BE ISSUED UPON             EXERCISE                  AVAILABLE
                                       EXERCISE OF OUTSTANDING    PRICE OF OUTSTANDING    FOR FUTURE ISSUANCE UNDER
                                        OPTIONS, WARRANTS AND           OPTIONS,                    EQUITY
                                              RIGHTS (A)          WARRANTS AND RIGHTS         COMPENSATION PLANS
                                                                          (B)               (EXCLUDING SECURITIES
                                                                                         REFLECTED IN COLUMN (A)) (C)
-------------------------------------- ------------------------- ----------------------- -----------------------------
 EQUITY COMPENSATION PLANS APPROVED
         BY SECURITY HOLDERS                     -0-                      -0-                        -0-
-------------------------------------- ------------------------- ----------------------- -----------------------------
    EQUITY COMPENSATION PLANS NOT
    APPROVED BY SECURITY HOLDERS                 -0-                      -0-                        -0-
-------------------------------------- ------------------------- ----------------------- -----------------------------
                TOTAL                            -0-                      -0-                        -0-
-------------------------------------- ------------------------- ----------------------- -----------------------------


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 1, 2004, we acquired 100% of the issued and outstanding shares of Travel Easy Holidays Pty Ltd ("TEH") and Global Business Group Pty Ltd ("GBH") from Maxwell Thomas and Michael Sullivan. Effective September 30, 2007, we completed the sale of our wholly owned subsidiaries Maximum Awards Pty. Ltd ("MAX"), GBH and TEH (MAX, GBH and TEH are collectively referred to herein as, the "Sold Subsidiaries") to Elko Group Pty. Limited, an Australian company ("ELKO") controlled by Maxwell A. Thomas. Mr. Thomas, a former executive officer of Logica Holdings who resigned in May 2007, was, at the time of the Sold Subsidiaries transaction, an executive officer of each of the Sold Subsidiaries. ELKO paid $1.00 and assumed of all of the liabilities of the Sold Subsidiaries. In addition, Mr. Thomas agreed to forgive certain amounts we owed him in the amount of approximately $113,860. Furthermore, we released the Sold Subsidiaries and ELKO from inter-company obligations of approximately $1,067,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of our common stock as of January 31, 2008 by each person known by us to be the beneficial owner of more than five percent (5%) of our common stock, by each director, by each named executive officer, and by all directors and executive officers as a group.

         Except as otherwise indicated in the footnotes to the table, we believe that each of the persons or entities named in the table exercises sole voting and investment power over the shares of common stock that each of them beneficially owns, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of the measurement date upon the exercise of stock options. Each person's percentage ownership is determined by assuming that stock options beneficially owned by such person (but not those owned by any other person) have been exercised. The percentages in the table are based upon 20,688,142 shares of our common stock outstanding as of January 31, 2008.

                                                                    PERCENTAGE
                                                                     OF TOTAL
                                                                      SHARES
  NAME AND ADDRESS OF OWNER (1)                        SHARES      OUTSTANDING
--------------------------------------------------------------------------------
  Winterman Group Ltd. (2)                           9,605,576         46.4%
  T Squared Investments LLC (3)                      4,795,833         19.7%
  Enzo Taddei
  Chief Financial Officer and Director               1,200,000          5.8%
  Giuseppe Pino Baldassarre
  Chief Executive Officer and President              1,200,000          5.8%
  All Directors and Named Executive
  Officers as a Group (2 persons)                    2,400,000         11.6%
_________________
* Less than 1%

(1) Unless otherwise indicated in the footnotes below, the address of each stockholder is c/o Logica Holdings, Inc., 82 Avenue Road, Toronto, On, Canada M5R 2H2.
(2)    Malcolm Stockdale is the principal of Winterman Group Ltd.
(3) Mark Jensen and Thomas M. Suave are the principals of T Squared Investments LLC. Includes 1,145,883 shares issuable upon conversion of 500,000 shares of Series A Convertible Preferred Stock, and 3,650,000 shares issuable upon exercise of common stock purchase warrants.

Changes of Control

         We have not entered into any arrangements that we reasonably believe may result in a change in control of our business.

                              SELLING STOCKHOLDERS

         The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by the selling stockholders as of January 31, 2008, the number of shares of common stock to be offered for such selling stockholder's account and the amount and (if one percent or more) the percentage of the class owned by such selling stockholder after the offering is complete.

         Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. This includes shares which a person or entity has a right to acquire in the next 60 days upon conversion of the convertible notes and upon exercise of the warrants. Pursuant to the terms of the notes and warrants, none of a holder's notes or warrants may be converted or exercised, as applicable, to the extent that, after such conversion or exercise, the holder and its affiliates would beneficially own (other than through the right to convert the notes or exercise the warrants) more than 4.99% of our outstanding shares of common stock, unless there is a tender offer outstanding for all of our shares of common stock or the holder provides at least 65 days advance written notice to us.

         The percentages set forth in the table are based upon 20,688,142 shares of common stock outstanding as of January 31, 2008.


                                                         NUMBER OF
                                       SHARES OF         SHARES OF          SHARES OF
                                  COMMON STOCK OWNED       COMMON      COMMON STOCK TO BE
                                 PRIOR TO THE OFFERING     STOCK      OWNED AFTER OFFERING
                                ----------------------     TO BE     ----------------------
           NAME                   NUMBER    PERCENTAGE    OFFERED      NUMBER    PERCENTAGE
-----------------------------   ---------   ----------   ---------   ---------   ----------
T Squared Investments LLC (1)   4,795,833      19.7%     4,795,833      -0-          *
Donald Kirsch                     100,000        *         100,000      -0-          *
TOTALS:                         4,895,833      19.7%     4,895,833      -0-          *

____________________
* Indicates less than one percent

(1) Mark Jensen and Thomas M. Suave are the principals of T Squared Investments LLC. Includes 1,145,883 shares issuable upon conversion of 500,000 shares of Series A Convertible Preferred Stock, and 3,650,000 shares issuable upon exercise of common stock purchase warrants.

                            DESCRIPTION OF SECURITIES

         The following description of the material terms of our capital stock includes a summary of specified provisions of our articles of incorporation, as amended, and our bylaws. This description is subject to the relevant provisions of Nevada Revised Statutes and is qualified by reference to our articles of incorporation and bylaws, copies of which are filed with the registration statement of which this prospectus forms a part.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

         Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.015 par value per share, of which 20,688,142 shares were outstanding on January 31, 2008. All of the outstanding shares of common stock are fully paid and non-assessable.

COMMON STOCK

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all stockholders.

         Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

         Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless we are satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.

         Our common stock is quoted on the OTC Bulletin Board under the trading symbol "LGHL."

PREFERRED STOCK

         Our authorized preferred stock currently consists of 10,000,000 shares of blank check preferred stock, $0.001 par value.

         500,000 shares of preferred stock have been designated Series A Convertible Preferred Stock. Holders of the Series A Preferred Stock have limited voting rights. Upon any liquidation, dissolution or winding up of the Logica Holdings, the holders of Series A Preferred Stock shall be entitled to receive, out of our assets, an amount equal to $1.00 for each share of Series A Preferred stock held, before any distribution or payment shall be made to the holders of any other securities of Logica Holdings. 250,000 shares of Series A Preferred Stock are initially convertible into 2.5 shares of common stock, and 250,000 shares of Series A Preferred Stock are initially convertible into 2.083 shares of common stock (the "Conversion Ratios"), at the option of the holder, at any time. The Conversion Ratios are subject to adjustment in the event of payment of stock dividends or stock splits. We are prohibited, at any time while shares of Series A Preferred Stock are outstanding, from issuing any other preferred stock below $1.00 per share or any rights, options or warrants at a price per share less than $0.40, subject to adjustment (the "Conversion Value"). The Conversion Value of the Series A Preferred Stock shall be adjusted in the event that within 24-months of the date of the Preferred Stock Purchase Agreement, the Company closes on the sale of securities at a price per share of common stock or with a conversion right to acquire stock at a price per share of common stock that is less than the Conversion Value. In the event the Company earns less than $0.154 per share as reported for the audited fiscal year ended December 31, 2008, from continuing operations before any non-cash items, the then Conversion Value shall be reduced.

TRANSFER AGENT

         Our transfer agent is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno Nevada 89501.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Dismissal of SF Partnership LLP

         On November 5, 2007, we elected to terminate our engagement of SF Partnership LLP ("SF") as the independent registered public accounting firm responsible for auditing our financial statements. The termination was approved by the Company's Board of Directors.

         SF's report on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles with the exception that SF's Audit Reports dated March 31, 2006 and April 30, 2007, contained an explanatory note which raised substantial doubt as to our ability to continue as a going concern. During our two most recent fiscal years and any subsequent interim period for which a review report was provided preceding the termination of SF, we did not have any disagreements with SF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SF, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         During our two most recent fiscal years and any subsequent interim period for which a review report was provided preceding the termination of SF, other than as is set forth herein, SF did not advise us of any of the following:

                  (A) That the internal controls necessary for us to develop reliable financial statements did not exist;

                  (B) That information had come to SF's attention that had led it to no longer be able to rely on our management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

                  (C) (1) That SF needed to expand significantly the scope of its audit, or that information had come to SF's attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with our financial statements, and (2) due to SF's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

                  D) (1) That information has come to SF's attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to SF's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) the issue has not been resolved to SF's satisfaction prior to its termination.

Engagement of Jewett, Schwarz, Wolfe & Associates

         On November 5, 2007, we engaged Jewett, Schwartz, Wolfe & Associates ("Jewett") to serve as the independent registered public accounting firm responsible for auditing our financial statements. The engagement was approved by the Company's Board of Directors.

         Neither us nor anyone on our behalf consulted Jewett during the two most recent fiscal years and any subsequent interim period prior to engaging Jewett, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that Jewett concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).


                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation provide that our directors and officers will be indemnified to the fullest extent permitted under the laws of the State of Nevada. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o settlement of short sales entered into after the date of this prospectus;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                     EXPERTS

         The financial statements included in this prospectus have been included herein in reliance on the report of SF Partnership LLP, independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

         The validity of the shares offered has been passed upon by Arnstein & Lehr LLP, Fort Lauderdale, Florida.

         Neither SF Partnership LLP nor Arnstein & Lehr LLP were hired on a contingent basis, nor will either receive a direct or indirect interest in the business of the issuer. Furthermore, neither was nor will be a promoter, underwriter, voting trustee, director, officer, or employee of the issuer.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and us, please review the registration statement, including exhibits, schedules and reports filed as part of the registration statement. Statements in this prospectus about the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms and contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of that document filed or incorporated as an exhibit to the registration statement, and each of these statements are qualified in all respects by such reference.

         We are a reporting company under the Exchange Act. We file an annual report on Form 10-KSB and quarterly statements on Form 10-QSB with the SEC. We must also file other reports, such as Form 8-K, as applicable. In addition, we submit a proxy statement for our annual stockholders meeting (and, if applicable, any special meetings).

         Investors may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                          INDEX TO FINANCIAL STATEMENTS

Annual Consolidated Financial Statements of
Plays On The Net Plc and its subsidiaries:
------------------------------------------
Report of Independent Registered Public Accounting Firm                     F-2
Consolidated Balance Sheets as of December 31, 2006                         F-3
Consolidated Statements of Operations and Comprehensive Loss for the
 period from May 23, 2006 (inception) through December 31, 2006             F-4
Consolidated Statement of Stockholders' Deficit                             F-5
Consolidated Statements of Cash Flows for the period from May 23, 2006
 (inception) through December 31, 2006                                      F-6
Notes to Consolidated Financial Statements                                  F-7


Interim Consolidated Financial Statements of
Logica Holdings, Inc. and its subsidiaries:
-------------------------------------------
Consolidated Balance Sheets as of September 30, 2007 (unaudited)            F-16
Unaudited Consolidated  Statements of Operations and Comprehensive Loss
 for the Three Months Ended September 30, 2007 and 2006, the Nine Months
 Ended September 30, 2007 and 2006                                          F-17

Unaudited Consolidated Statements of Stockholders' Equity/(Deficit)         F-18
Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended
 September 30, 2007 and 2006                                                F-19
Notes to Consolidated Financial Statements                                  F-20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholder of
Plays On The Net Plc


         We have audited the accompanying consolidated balance sheet of Plays On The Net Plc (A Development Stage Company) and its subsidiaries as of December 31, 2006, and the related consolidated statements of operations and comprehensive loss, stockholder's deficit and cash flows for the period from May 23, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2006, and the results of operations and their cash flows for the period from May 23, 2006 (date of inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company is in development stage, has incurred a loss from operations, and has a negative working capital and an accumulated deficit during the development stage. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Toronto, Canada                                        CHARTERED ACCOUNTANTS
March 31, 2007

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheet
December 31, 2006



                                     ASSETS

Current
    Cash                                                            $     6,297
    Accounts receivable                                                     196
    Prepaid expenses                                                      5,472
                                                                    -----------

Total Current Assets                                                     11,965

Equipment, Net (note 3)                                                 425,127

Intangible Asset (note 4)                                               140,450
                                                                    -----------

Total Assets                                                        $   577,542
                                                                    ===========


                                   LIABILITIES
Current
    Accounts payable                                                $    16,469
    Accrued liabilities                                                  39,000
    Advances from related parties (note 5)                            1,066,207
                                                                    -----------

Total Current Liabilities                                             1,121,676
                                                                    -----------

Total Liabilities                                                     1,121,676
                                                                    -----------


                              STOCKHOLDER'S DEFICIT
Capital Stock
   Ordinary shares, $0.0281 (GBP 0.015) par value per share,
   50,000,000 shares authorized; 5,000,000 shares issued and
   outstanding (note 6)                                                 140,745

Accumulated Comprehensive Income                                         25,171

Deficit Accumulated During the Development Stage                       (710,050)
                                                                    -----------

Total Stockholder's Deficit                                            (544,134)
                                                                    -----------

Total Liabilities and Stockholder's Deficit                         $   577,542
                                                                    ===========




                 (The accompanying notes are an integral part of
                   these consolidated financial statements.)

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Operations and Comprehensive Loss
For the Period from May 23, 2006 (Date of Inception) through to December 31,
2006





Revenue
    Consumer content                                                $      --
                                                                    -----------

Operating Expenses
    General and administrative                                          228,058
    Marketing                                                           221,125
    Technology and content                                              253,462
    Cost of content revenue                                               5,702
                                                                    -----------

Total Operating Expenses                                                708,347
                                                                    -----------

Loss from Operations                                                   (708,347)

Other Expenses
    Interest expense (note 8)                                             1,703
                                                                    -----------

Loss Before Income Taxes                                               (710,050)

    Provision for income taxes (note 7)                                    --
                                                                    -----------

Net Loss                                                               (710,050)

Foreign exchange translation adjustment                                  25,171
                                                                    -----------

Comprehensive Loss                                                  $  (684,879)
                                                                    ===========


Loss per Share - Basic and Diluted                                  $     (0.14)
                                                                    ===========
Weighted Average Number of Shares
    Outstanding - Basic and Diluted
    During the Period                                                 5,000,000
                                                                    ===========




                 (The accompanying notes are an integral part of
                   these consolidated financial statements.)


PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Stockholder's Deficit
For the Period from May 23, 2006 (Date of Inception) through to December 31,
2006


                                                                          Deficit
                                                                      Accumulated
                                           Ordinary     Accumulated    During the            Total
                                             Shares   Comprehensive   Development    Stockholder's
                                 Shares   Par Value          Income         Stage          Deficit
                              ---------   ---------   -------------   -----------    -------------
Balance - May 23, 2006
    (date of inception)            --     $    --     $        --     $      --      $        --

Stocks issued for cash        5,000,000     140,745            --            --            140,745

Foreign exchange
    translation adjustment         --          --            25,171          --             25,171

Net loss for the period            --          --              --        (710,050)        (710,050)
                              ---------   ---------   -------------   -----------    -------------

Balance - December 31, 2006   5,000,000   $ 140,745   $      25,171   $  (710,050)   $    (544,134)
                              =========   =========   =============   ===========    =============

                 (The accompanying notes are an integral part of
                   these consolidated financial statements.)

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Cash Flows
For the Period from May 23, 2006 (Date of Inception) through to December 31,
2006





Cash Flows from Operating Activities
    Net loss                                                        $  (710,050)
    Adjustment for:
      Depreciation                                                        4,990
                                                                    -----------

                                                                       (705,060)
    Changes in non-cash working capital:
      Accounts receivable                                                  (196)
      Prepaid expenses                                                   (5,472)
      Accounts payable                                                   16,469
      Accrued liabilities                                                39,000
                                                                    -----------

Net Cash Used in Operating Activities                                  (655,259)
                                                                    -----------

Cash Flows from Investing Activities
    Additions to property and equipment                                (430,117)
    Acquisition of intangible asset                                    (140,450)
                                                                    -----------

Net Cash Used in Investing Activities                                  (570,567)
                                                                    -----------

Cash Flows from Financing Activities
    Advances from related parties                                     1,066,207
    Proceeds from capital stock subscription                            140,745
                                                                    -----------

Net Cash Provided by Financing Activities                             1,206,952
                                                                    -----------

Net Increase in Cash                                                    (18,874)

Effect of Exchange Rate Changes on Cash                                  25,171
                                                                    -----------

Cash - End of Period                                                $     6,297
                                                                    ===========

Supplemental Cash Flow Information

    Interest paid                                                   $      --
                                                                    ===========

    Income taxes paid                                               $      --
                                                                    ===========


                 (The accompanying notes are an integral part of
                   these consolidated financial statements.)

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006


1.    Operations, Development Stage Activities, and Going Concern

      Plays On The Net Plc (the "Company"), incorporated in London, England on May 23, 2006, operates the website, www.playsonthenet.com. This website is a theatre information site and online retail outlet for books, music and movies for playback on personal computers and mobile devices.

      Development Stage Activities

      In 2006, the Company entered into distribution agreements with book publishers, including BBC Audiobooks Limited. As of December 31, 2006, the Company's website was still in development.

       Going Concern Assumption

      The Company's consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and discharge of liabilities in the normal course of business. The Company has incurred losses from operations of $710,050 for the period from May 23, 2006 (date of inception) to December 31, 2006, and has a negative working capital of $1,109,711 and an accumulated deficit during the development stage of $710,050 as of December 31, 2006.

      The Company's continuance as a going concern is dependent on the success of the efforts of its directors and principal stockholders in providing financial support in the short term; raising additional long term equity or debt financing either from its own resources or from third parties; and achieving profitable operations. In the event that such resources are not secured, the assets may not be realized or liabilities discharged at their carrying amounts, and difference from the carrying amounts reported in these financial statements could be material.

      The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006


2.    Summary of Significant Accounting Policies

      The following is a summary of the significant accounting policies followed by the Company in the preparation of its consolidated financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America.

      a)    Principles of Consolidation

            The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Plays On The Net Inc. ("POTN Inc."), a company incorporated in Canada, and POTNL Ltd, a company incorporated in England. On consolidation, all material intercompany balances and transactions have been eliminated.

      b)    Equipment

            Equipment is recorded at cost. Depreciation, based on the estimated useful lives of the assets, is provided using the declining balance method at an annual rate of 30%.

            Work in process primarily consists of expenditures for the development of a computer software project associated with the Company's website incurred subsequent to the completion of the preliminary project stage. In accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use", the Company has capitalized external direct costs of material and services developed or obtained for these projects and certain payroll and payroll related expenses for employees directly associated with these projects. Amortization for the software project begins when the computer software is ready for its intended use.

      c)    Intangible Asset

            Intangible asset represents costs incurred related to the publishers' contracts. The Company determined that the asset meets the indefinite life criteria outlined in Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", because the Company expects both the contract and the cash flows generated by the contract to continue indefinitely due to the likelihood of continued renewal at little or no cost. Accordingly, the Company does not amortize this intangible asset, but instead reviews this asset at least annually for impairment. If the carrying amount of this intangible asset exceeds the fair value, an impairment loss would be recorded in an amount equal to that excess. Additionally, each reporting period, the Company assesses whether events or circumstances have occurred which indicate that the indefinite life criteria are no longer met. If the indefinite life criteria are no longer met, the Company will amortize the intangible asset over its remaining useful life.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006


2.    Summary of Significant Accounting Policies (cont'd)

      d)    Impairment of Long-Lived Assets

            In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

      e)    Income Taxes

            The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

      f)    Foreign Currency Translation

            In accordance with the provision of SFAS No. 52, "Foreign Currency Translation", the Company, whose functional currencies include Great Britain pounds and Canadian dollars, translates its balance sheet into U.S. dollars at the prevailing rate at the balance sheet date and translates its revenues, costs and expenses at the average rates prevailing during each reporting period. Net gains or losses resulting from the translation of financial statements are accumulated and charged directly to accumulated comprehensive income, a component of stockholder's deficit. Gains or losses resulting from foreign currency transactions are included in earnings.

      g)    Comprehensive Income or Loss

            The Company applies the provisions of SFAS No. 130 "Reporting Comprehensive Income." Unrealized gains and losses from foreign exchange translation are reported in the accompanying statements as comprehensive income (loss).

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006


2.    Summary of Significant Accounting Policies (cont'd)

      h)    Earnings (Loss) per Share

            The Company accounts for earnings (loss) per share pursuant to SFAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus potentially dilutive securities outstanding for each year.

      i)    Financial Instruments

            Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from the financial instruments. The fair value of the financial instruments approximates their carrying value, unless otherwise noted.

      j)    Use of Estimates

            The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from those estimates.

      k)    Recent Accounting Pronouncements

            In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" ("SFAS No. 155"). This statement permits fair value of remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006


2.    Summary of Significant Accounting Policies (cont'd)

      k)    Recent Accounting Pronouncements (cont'd)

            In March 2006, FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, which amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 156"). In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities:
            (1) amortization method or (2) fair value measurement method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on their financial position.

            In June 2006, FASB issued Financial Accounting Standards Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, FIN 48 will have on their financial position.

           In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"), which is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The statement codifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The Company is currently assessing the potential impacts of implementing this standard.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006


2.    Summary of Significant Accounting Policies (cont'd)

      k)    Recent Accounting Pronouncements (cont'd)

           In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities" ("SFAS No. 159"), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments.

           The statement requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities.

           SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first remeasurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The Company does not anticipate that the adoption of this statement will have a material effect on its financial condition or operations.

PLAYS ON THE NET PLC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements
December 31, 2006


3.   Equipment, Net

      Equipment comprises the following:
                                                                            2006
                                                                     Accumulated
                                                             Cost   Depreciation
                                                     ------------   ------------

      Office furniture                               $     18,459   $      2,769
      Computer equipment                                   14,805          2,221
      Work in process                                     396,853           --
                                                     ------------   ------------

      Total                                          $    430,117   $      4,990
                                                     ------------   ------------

      Net carrying amount                                           $    425,127
                                                                    ============



4.    Intangible Asset

      At December 31, 2006, the Company recognized an unamortized intangible asset amounting to $140,450 related to publishers' contracts that the Company entered into in 2006.


5.    Advances from Related Parties
                                                                            2006

      Stockholder                                                   $    969,347
      Company under the common control                                    96,860
                                                                    ------------

                                                                    $  1,066,207
                                                                    ============


      The above advances are unsecured and are due on demand. Of the total amount at year-end, $141,277 (inclusive of accrued interest) bears interest at 10% per annum.


6.    Capital Stock

      On May 23, 2006, the Company issued 5,000,000 ordinary shares at $0.0281 (GBP 0.015) par value per share for a total consideration of $140,745 (GBP 75,000).

7.    Income Taxes

      Under SFAS No. 109, income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

      The Company's current income taxes are as follows:

                                                                           2006

      Expected income tax recovery at the combined statutory
        rate of 36.12%                                             $    256,470
      Valuation allowance                                              (256,470)
                                                                   ------------

      Provision for income taxes                                   $        -
                                                                   ------------

      The components of deferred income tax assets are as follows:

                                                                           2006

      Net operating loss carryforwards                             $    258,322
      Difference in book and tax depreciation                            (1,852)
      Valuation allowance                                              (256,470)
                                                                   ------------

      Net deferred tax asset                                       $        -
                                                                   ============

      The Company has net operating losses for tax purposes available to be applied against future years' income. Due to the losses incurred in the current year and expected future operating results, management determined that it is more likely than not that the deferred tax asset resulting from the tax losses available for carryforward will not be realized in a timely manner, through the reduction of future income tax payments, accordingly, a 100% valuation allowance has been recorded for deferred income tax asset. As of December 31, 2006, POTN Inc., a consolidated subsidiary, had $715,177 of operating loss carryforwards for Canadian income tax purposes which will expire in 2026 if not used to offset future taxable income.

8.    Related Party Transactions

      The Company incurred interest expense on advances from the following related parties:

                                                                            2006

      Stockholder                                                   $      1,194
      Company under common control                                           509
                                                                    ------------

      Total                                                         $      1,703
                                                                    ============


      These transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the abovementioned parties.


9.    Subsequent Event

      On March 21, 2007, the Company entered into a Heads of Agreement with Maximum Awards Inc. ("MXAW"), a Nevada corporation publicly traded on the OTC Bulletin Board under the symbol MXAM and is involved in the development of loyalty programs in the travel industry, for the purchase of 100% of the capital stock of the Company and its subsidiaries through the issuance of 12,000,000 common shares (post reverse split) by MXAM. This transaction is subject to due diligence, a formal agreement between the Company and MXAW, and regulatory approval.

LOGICA HOLDINGS INC AND SUBSIDIARIES
Consolidated Balance Sheets
September 30 2007
(Un-Audited)                                                USD
                                                           2007
                                                       Consolidated
                                   ASSETS
Current
Cash & Bank                                            $     58,956
Accounts receivable                                          65,836
                                                       ------------
Total Current Assets                                        124,792
                                                       ============

Property and equipment                                      112,887
                                                       ------------
Total Assets                                           $    237,679
                                                       ============

                                LIABILITIES
Current
Accounts payable                                       $    282,243
Other current liabilities                                    11,399
                                                       ------------
Total Current Liabilities                                   293,642


                                                       ------------
Total Liabilities                                           293,642
                                                       ============

                           STOCKHOLDERS' DEFICIT


Common Share Capital, $0.015 par value, 100,000,000
shares authorized, 16,827,000 issued and outstanding        252,405
Preferred Share Capital $0.001 par value, 10,000,000
shares authorized, none issued and outstanding                 --
Additional Paid-In Capital                                1,158,613
Retained Earnings                                        (1,440,270)
Comprehensive Loss / Income                                 (26,712)
                                                       ------------
Total Stockholders' Deficit                                 (55,964)

                                                       ------------
Total Liabilities and Stockholders' Deficit            $    237,679
                                                       ============


          See accompanying notes to consolidated financial statements.


Logica Holdings Inc and Subsidiaries
Consolidated Interim Statements of Operations and Comprehensive (Loss)
Three Month and Nine Month Periods Ended September 30 2007 and September 30 2006
(Un-Audited)


                                            For the Three Months End        For the Nine Months Ended
                                                    Sept. 30                        Sept. 30
                                          ----------------------------    ----------------------------
                                              2007            2006            2007            2006
                                          ------------    ------------    ------------    ------------
Revenues                                  $    168,170    $       --      $    168,170    $       --

Cost of Sales                                  114,156            --           114,156            --

                                          ------------    ------------    ------------    ------------
Gross Profit                                    54,014            --            54,014            --
                                          ============    ============    ============    ============

Expenditures:
General and Administrative                     186,787         215,112         735,179         344,730
Legal and Professional Fees                      9,298           4,282          24,353           6,863
Depreciation                                    10,787           1,611          23,924           2,581
                                          ------------    ------------    ------------    ------------
Total Expense                                  206,872         221,004         783,456         354,174
                                          ============    ============    ============    ============

                                          ------------    ------------    ------------    ------------
Loss from Operations                          (152,858)       (221,004)       (729,442)       (354,174)
                                          ============    ============    ============    ============

Other (Expenses)
Interest                                            27             531              27             852
Provision for Income Tax                          --              --              --              --
                                          ------------    ------------    ------------    ------------
Total Other Expenses                                27             531              27             852
                                          ============    ============    ============    ============

                                          ------------    ------------    ------------    ------------
Net (Loss) from continuing operation          (152,831)       (221,536)       (729,415)       (355,025)
                                          ============    ============    ============    ============

DISCONTINUED OPERATIONS, net of Taxes
Loss from discontinued operations              (31,666)           --           (31,666)           --
Gain on sale of subsidiary                   1,341,649            --         1,341,649            --
Impairment of goodwill                      (4,999,724)           --        (4,999,724)           --
                                          ------------    ------------    ------------    ------------

Net loss from discontinued operation        (3,689,741)           --        (3,689,741)           --

Foreign Currency Translation Adjustment           (297)          7,853            (804)         12,586

                                          ------------    ------------    ------------    ------------
Comprehensive (Loss)                      $ (3,842,870)   $   (213,682)   $ (4,419,960)   $   (342,440)
                                          ============    ============    ============    ============

Basic and Diluted (Loss) per Share -
 from continued operation                 $      (0.01)   $      (0.10)   $      (0.04)   $      (0.16)
Basic and Diluted (Loss) per Share -
 from discontinued operation                     (0.26)           --             (0.22)           --

                                          ------------    ------------    ------------    ------------
Basic and Diluted (Loss) per Share        $      (0.27)   $      (0.10)   $      (0.26)   $      (0.16)
                                          ============    ============    ============    ============

Basic and Diluted Weighted Average
Number of Shares Outstanding during the
                                          ------------    ------------    ------------    ------------
Period                                      14,374,802       2,160,133      16,827,000       2,163,460
                                          ============    ============    ============    ============

          See accompanying notes to consolidated financial statements.


LOGICA HOLDINGS INC AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(Un-Audited) Nine Months Ended September 30th 2007 and 2006


                                                              For the nine months ended
                                                                   September 30th
                                                             --------------------------
                                                                 2007           2006
                                                             -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss from contining operations                      $  (729,415)   $  (342,440)
     Net loss from discontinued operations                    (3,689,741)          --
                                                             -----------    -----------
     Net loss                                                 (4,419,156)      (342,440)
     Adjustments to reconcile net loss to net cash used in
      operating activities
       Depreciation                                               23,924          2,851
       Equity issued for services                                112,500        140,725
       Impairment of goodwill                                  4,999,724           --
     Changes in operating assets and liabilities
       Decrease / (Increase) in accounts receivable               65,836           --
       Increase in prepaid expenses                                 --            2,736
       Increase in accounts payable                              265,774         15,348
       Increase in accrued expenses                              (39,000)        19,500
       Discontinued operations, net                               31,665           --
                                                             -----------    -----------
Net Cash  Used In Operating Activities                         1,041,267       (161,280)
                                                             -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of equipment                                     (99,130)      (131,397)
                                                             -----------    -----------
Net Cash From (Used In) Investing Activities                     (99,130)      (131,397)
                                                             -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from note payable                                  878,505        283,241
     Discontinued operations, net                             (1,767,178)          --
                                                             -----------    -----------
Net Cash Provided By Financing Activities                       (888,673)       283,241
                                                             -----------    -----------

EXCHANGE RATE GAIN                                                  (805)        12,586
                                                             -----------    -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         52,659          3,150

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                     6,297           --
                                                             -----------    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                     $    58,956          3,150
                                                             ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

     Interest paid                                           $     2,140    $      --
                                                             ===========    ===========
     Income taxes                                            $      --      $      --
                                                             ===========    ===========
     Conversion of debt to equity                            $ 1,289,012    $      --
                                                             ===========    ===========
     Conversion of account payable to equity                 $    11,400    $      --
                                                             ===========    ===========

          See accompanying notes to consolidated financial statements.

NOTE 1 ORGANIZATION AND BASIS OF PRESENTATION:


(A) Basis of Presentation and Organization.

         Logica Holdings Inc (the "Company"), initially known as Rising Fortune Incorporated, was incorporated in the State of Nevada on March 7, 1995. The Company was inactive between the years 1996 and 2003. On November 19th, 2003, the Company amended its Articles of Incorporation to change its name to Maximum Awards Inc, Inc. July 3rd 2007 the company amended its Articles of Incorporation again to change its name to Logica Holdings Inc.

         Logica Holdings Inc is a holding company whose primary focus is in the e-commerce and information technology sector.

         Plays On The Net Plc was incorporated in London (United Kingdom) on May 23rd 2006. The company began as an online database for unpublished playwrights. A platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, it has since grown into an extensive retail site for book and audio downloads and all-round theatre information site.

         Plays On The Net Inc was incorporated in Ontario (Canada) on July 27th 2006. It is a fully owned subsidiary of Plays On the Net Plc and is considered as the North American arm of its parent company which also develops from time to time websites for sale to third parties.

         Anne's World Limited was incorporated in Ontario (Canada) on August 3rd 2006. The company obtained the license for a secure social networking website for children. The website is an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader.

         Curtain Rising Inc was incorporated in Ontario (Canada) on October 19th 2006. The company's main activity is an online database for theatres and a by-weekly online theatre magazine. Organized by city, the concept was a user-friendly search engine which would enable theatergoers to locate productions, venues and information with ease.

NOTE 2 SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES


(A) Principles of Consolidation

The consolidated financial statements for the period ended September 30, 2007 include the accounts of Logica Holdings Inc and its wholly-owned subsidiaries, Plays On The Net Plc, Anne's World Limited and Curtain Rising Inc. for the period January 1, 2007 to September 30, 2007. Intercompany accounts and transactions have been eliminated in consolidation

(B) Revenue Recognition

The Company recognizes the monthly and annual subscription revenues over the service period. Advertising revenue is recognized over the period the advertisement is displayed. Online shopping revenues and affiliate commission income are both recognized when a customer incurs in a purchase.

C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of September 30, 2007 there were no cash equivalents.

D) Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, including accounts receivable, accounts payable and loans payable, approximate fair value due to the relatively short period to maturity for this instrument.

(E) Concentration of Credit Risk

The Company did not have cash in banks in excess of FDIC insurance limits. During the period, one customer accounted for 100% of the Company's sales.

(F) Use of Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(G) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the individual assets. The estimated useful life of the computer equipment is three years, estimated useful life of the office furniture is three years and the estimated useful life of leasehold improvement is three years.

(H)  Goodwill

Goodwill represents the excess of the cost of investments in subsidiaries over the fair value of the net identifiable assets acquired. The Company reviews the goodwill of all of its reporting units on at least an annual basis to ensure its fair value is in excess of its carrying value in the financial statements. Any impairment in the value goodwill is charged to income in the period such impairment is determined.

(I) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(J) Other Comprehensive Income

The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises a gain on foreign translation.

(K) Foreign Currency Translation

The functional currency of the Company is the United States Dollar. The financial statements of the Company's Philippines subsidiary translated to the United States dollars using the period exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders' equity as other comprehensive income (loss). As of September 30, 2007, the translation adjustment was $ 804.

(L) Loss per share

The Company has adopted SFAS 128, "Earnings per Share." Loss per common share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period. Stock warrants were not included in the computation of loss per share for the periods presented because their inclusion is anti-dilutive. The total potential dilutive warrants and stock options outstanding at September 30, 2007 and 2006, were 0. There were no dilutive securities outstanding for the period ended September 30, 2007.

(M) Business Segments

The Company operates the following business segments:

     1) Anne's World: The Company's primary business model is monthly and annual membership fees for subscription to Annesdiary.com. Its secondary business model derives income from online shopping, website advertising and affiliations.

     2) Plays On The Net: The Company's primary business model is the online sale of books and audio downloads. Its secondary business model derives income from website development for third parties, banner advertising and affiliate commission income.

     3) Curtain Rising: the Company's primary business model is advertising in the online by weekly theatre magazine. It secondary business model derives income from online shopping as well as affiliate commission income.


(N) Stock Based Compensation

The Company accounts for employee stock options in accordance with APB Opinion No. 25, "Accounting for stock issued to employees" and has adopted the disclosure-only option under SFAS No. 123. The Company accounts for non-employee stock transactions in accordance with SFAS No. 123 as amended by SFAS 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" requires that companies, which do not elect to account for stock-based compensation as prescribed by this statement, disclose the pro-forma effects on earnings per share as if SFAS 123 has been adopted.

(O) Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115".This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 3 PROPERTY AND EQUIPMENT

At September 30, 2007 property and equipment consisted of the following:

Property and Equipment                           $  105,085
Software                                         $   31,726
Less accumulated depreciation                   ($   23,924)
                                                 ----------
                                                 $  112,887
                                                 ==========

Depreciation expense for the period ended September 30th, 2007 was $ 10,878.


NOTE 4 STOCKHOLDERS EQUITY

A) Preferred Stock

The Company's Articles of Incorporation authorize the issuance of 10,000,000 shares of $0.001 par value preferred stock. The Board of Directors has the power to designate the rights and preferences of the preferred stock and issue the preferred stock in one or more series. As of September 30th, 2007, the Company had no preferred stock outstanding.

(b) Common Stock

The company's Articles of Incorporation authorize the issuance of 100,000,000 shares at $0.015 par value.

The following transactions occurred during 2006 and 2007:

a) On January 19, 2006 the Company issued 20,000 common shares for a cash consideration of $30,000.

b) On February 16, 2006 the Company issued 6,667 common shares for a cash consideration of $50,000

c) On December 15, 2006 the Company issued 15,000 common shares for a legal services valued at $22,500

d) On March 21, 2007, a director of the Company returned 1,000,000 preferred shares, Series "A" for no consideration and the Company cancelled the shares.

e) On March 21, 2007 the Company issued 273,671 common shares for the conversion of a note held in the Company. The shares were issued at $1.50 per share.

f) On March 28, 2007 the Company issued 4,000 common shares to satisfy amounts payable of $11,400.

g) On July 9th, 2007 the Company issued 12,000,000 common shares for the acquisition of Plays On The Net Plc, Anne's World Limited and Curtain Rising Inc.

h) On July 16th, the Company issued 100,000 common shares for services rendered to the company valued at $ 50,000.

i) On August 20th, the Company issued 15,000 common shares for services rendered to the company valued at $ 7,500.

j) On September 26th 2007, the Company agreed to issue 502,772 common shares for services rendered valued at $ 253,500.

k) On September 27th, the Company issued 1,757,011 common shares for debt conversion at 50 cents per share.

The total amount of issued and outstanding share for the period ended September 30th 2007 was 16,827,000.


NOTE 5 REVERSE MERGER

On July 9th, 2007, Logica Holdings Inc shareholders received 2,452,198 shares of common stock in a reverse merger transaction with Plays On The Net Plc. The shareholders received 16.97 % of the voting stock. The shares were valued at the 5 day average of $ 3,678,297 at a price of $1.50 per share.

Cash                                                26,620

Accounts Receivable                                206,336

Fixed assets, net                                   22,893

Other assets                                       189,902
                                               -----------
Total Assets                                       445,751

Less Liabilities and notes payable              (1,767,178)
                                               -----------

Net liabilities acquired                        (1,321,427)
                                               ===========

Value of stock issued                          $ 3,678,297

Liabilities acquired                           $ 1,321,427
                                               -----------

Goodwill                                       $ 4,999,724
                                               ===========

The Company fully impaired the value of the goodwill on July 9, 2007.

NOTE 6 STOCK OPTION PLAN

For the period ended September 30 2007, the Company had not implemented a stock option plan.


NOTE 7 DISCONTINUED OPERATIONS

As of September 30th 2007, the Company sold the operations of Maximum Awards Pty Limited, Travel Easy Holidays Pty Limited and Global Business Australia Pty Limited, for $1.00. Accordingly, all amounts from July 9th 2007 (Date of acquisition) to September 30, 2007 have been reclassified to conform to this presentation. The Company recorded a gain of the sale of $1,341,649.

Discontinued operations for the period July 1, 2007 to September 30, 2007 are as follows:


Sales                                                     $ 437,328
Cost of Goods                                            ($  79,484)
Operating Expenses                                       ($ 329,698)
Other Income (Expense / Income)                           $   3,520
                                                          ---------

Income  from discontinued Operations                      $  31,666
                                                          =========


NOTE 8 COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company currently leases its primary office space in Toronto (Canada) pursuant to a lease expiring June 2009. Rent expense for the period ended September 30, 2007 and 2004 was $47,460 Canadian Dollars.


NOTE 9 GOING CONCERN

The accompanying interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

The Company has sustained operating losses since inception due to the fact that most of the company's business segments are still to date pre-revenue. The Company has raised minimal capital and has no long-term contracts related to its business plan. The Company's continuation as a going concern is uncertain and dependant on successfully bringing its services to market, achieving future profitable operations and obtaining additional sources of financing to sustain its operations. In the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services. Although the business plan indicates profitable operation in the coming year, these profits are contingent on completing and fulfillment of contracts with various providers of goods and services throughout the world to provide the Company with a cash flow to sustain operations.

The interim condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.


NOTE 10 SUBSEQUENT EVENTS

On October 4th 2007, the Company entered into a stock purchase agreement with T Squared Partners LLC and T Squared Investments LLC.

The Company issued 250,000 preferred shares to the investors for $ 250,000 received on October 5th 2007.

On November 7th 2007, the Company received further $ 250,000 the second tranch of financing from T Squared Partners LLC and T Squared Investments LLC and issued a further 250,000 preferred shares to the investors.

In addition, the Company agreed to issue to the Investors, Warrants to purchase up to an additional Three Million Six Hundred and Fifty Thousand (3,650,000) shares of common stock of the Company. The exercise prices and dates of expiry are stated below:

                Warrants             Price           Expiry Date
            ----------------   ----------------   ----------------
                  650,000            $0.72        October 4th 2011
                1,500,000            $1.00        October 4th 2011
                1,500,000            $2.00        October 4th 2011

                              LOGICA HOLDINGS, INC.

                                4,895,833 Shares
                                  Common Stock



                                ________________

                                   PROSPECTUS
                                ________________



                               February 11th, 2008






Dealer Prospectus Delivery Obligation. All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. No dealer, salesman or other person has been authorized to give any information or to make any representations other than contained in this Prospectus in connection with the offering described herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee.


       SEC registration fee                                      $231
       Printing expenses                                       $2,500 *
       Legal fees and expenses                                $15,000 *
       Accounting fees and expenses                           $10,000 *
       Miscellaneous                                           $2,269 *
                                                            -----------
       TOTAL                                                   $30,000*
                                                            ===========

             _______________
             * Estimated expenses.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         We are a Nevada corporation. Nevada Revised Statutes 78.7502 (1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         NRS 78.7502 (2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         NRS 78.7502 (3) Provide that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 78.7502 (1) or 78.7502 (2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         NRS 78.751 provides that authorization is required for discretionary indemnification of directors, officers, employees or agents, advancement of expenses to those parties and a limitation on indemnification and advancement of expenses.

         NRS 78.751 (1) provides that any discretionary indemnification under NRS 78.7502, unless ordered by a court or advancement pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                  (a) By the stockholders;

                  (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

                  (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                  (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         NRS 78.751 (2) provides that the articles of incorporation, the by-laws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         NRS 78.751 (3) provides that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

                  (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

                  (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         Our Articles of Incorporation, as amended, limit the personal liability of directors and officers from damages for breach of fiduciary duty as a director or officer but such provision does not eliminate or limit the liability of a director or officer for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payments of distributions in violation of NRS 78.300.

         The foregoing discussion of our articles of incorporation and Nevada law is not intended to be exhaustive and is qualified in its entirety by such articles of incorporation, bylaws, indemnification agreements, or law.

         Logica Holdings maintains director's and officers' liability insurance.

         Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of

Logica Holdings pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

         On June 21, 2005, we issued 5,000 shares of common stock to L Sullivan in consideration for $0.50 per share paid in cash.

         On October 10, 2005, we issued 1,000,000 shares of common stock to Laddcap Value Advisors and 500,000 shares of common stock to Shadow Creek Capital LP. All stock was issued in consideration for $0.10 per share paid in cash.

         On November 1, 2005, we issued 250,000 shares of common stock to D Sommerfield, 250,000 shares of common stock to W Spiegal, 2,000,000 shares of common stock to W Pollack, 250,000 shares of common stock to S Distefano, 250,000 shares of common stock to D Allen, all of which were issued in consideration for $0.10 per share paid in cash. In addition, we issued 500,000 shares of common stock to P C Consulting as compensation for services rendered in raising us capital.

         On November 21, 2005, we issued 150,000 shares of common stock to M Douglas, 75,000 shares of common stock to J Calverley, 100,000 shares of common stock to B Aelicks, and 250,000 shares of common stock to Axino. All stock was issued in consideration for $0.10 per share paid in cash.

         On November 30, 2005, we issued 20,000 shares of common stock to CreativEyedentity, 75,000 shares of common stock to F Giarraputo and 250,000 shares of common stock to M Winborn. All stock was issued in consideration for $0.10 per share paid in cash.

         On December 12, 2005, we issued 500,000 shares of common stock to Michael Sullivan, a director of the Company, and 50,000 shares of common stock to R Tartagalia in consideration for $0.10 per share paid in cash.

         On December 21, 2005, we issued 50,000 shares of common stock to Gladjay Pty Ltd and 50,000 of common shares to R Tartagalia in consideration for $0.10 per share paid in cash.

         On January 19, 2006, we issued 20,000 common shares for a cash consideration of $30,000.

         On February 16, 2006, we issued 6,667 common shares for a cash consideration of $50,000.

         On December 15, 2006, we issued 15,000 common shares for a legal services valued at $22,500.

         On March 21, 2007, we issued 273,433 common shares for the conversion of a note held in the company. The shares were issued at $1.50 per share.

         On March 28, 2007, we issued 4,000 common shares for a cash consideration of $11,400.

         On July 9, 2007, we issued 12,000,000 common shares to one shareholder for the acquisition of Plays On The Net Plc, Anne's World Limited and Curtain Rising Inc.

         On July 16, 2007, we issued 100,000 common shares for services rendered valued at $ 50,000.

         On August 20, 2007, we issued 15,000 common shares for services rendered valued at $ 7,500.

         On September 26, 2007, we agreed to issue 502,772 common shares for services rendered valued at $253,500.

         On September 27, 2007, we issued 1,757,011 common shares for debt conversion at $0.50 cents per share.

         The issuance of securities described above were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering. The purchasers of the securities in these transactions represented that they were accredited investors or qualified institutional buyers and they were acquiring the securities for investment only and not with a view toward the public sale or distribution thereof. Such purchasers received written disclosures that the securities had not been registered under the Securities Act of 1933 and that any resale must be made pursuant to a registration statement or an available exemption from registration. All purchasers either received adequate access, through their relationship with the registrant, to financial statement or non-financial statement information about the registrant or had adequate access, through their relationship with the registrant, to financial statement or non-financial statement information about the registrant. The sale of these securities was made without general solicitation or advertising.

ITEM 16. EXHIBITS.

Exhibit
  No.   Description of Exhibit
  ---   ----------------------
   2.1  Exchange Agreement dated December 9, 2003, between Maximum Awards,
        Inc. and Maximum Awards Pty Ltd. (1)
   2.2 Share Purchase Agreement dated June 1, 2004, between Maxwell Thomas and Michael Sullivan and Maximum Awards, Inc. (for Global Business
        Group Pty, Ltd.) (2)
   2.3 Share Purchase Agreement dated June 1, 2004, between Maxwell Thomas and Michael Sullivan and Maximum Awards, Inc. (for Travel Easy Pty, Ltd.) (2)
   2.4 Share Exchange Agreement dated July 9, 2007, between Maximum Awards, Inc., Plays on the Net, PLC, Anne's World Limited, Curtains Rising, Inc., and the Winterman Group Ltd. (3)
   2.5 Stock Purchase Agreement dated September 24, 2007, between Logica Holdings, Inc. and Eko Group Pty Limited (4)
   2.6  Preferred Stock Purchase Agreement dated October 4, 2007, between
        Logica Holdings Inc., T Squared Partners LLC, and T Squared
        Investments LLC (5)
   3.1 Articles of Incorporation of Rising Fortune Incorporated, as filed on March 7, 1995(1)
   3.2  Amendment to Articles of Incorporation, as filed on December 5, 2003 (1)
   3.3  Bylaws(1)
   3.4  Amendment to Articles of Incorporation, as filed on May 29, 2007
   3.5  Amendment to Articles of Incorporation, as filed on August 7, 2007
   4.1 Registration Rights Agreement dated October 4, 2007, between Logica Holdings and T Squared Partners LLC, and T Squared Investments LLC (5)
   4.2 Certificate of Designations of Series A Preferred Stock, filed October 10, 2007 (5)
   4.3  Common Stock Purchase Warrant A (5)
   4.4  Common Stock Purchase Warrant B (5)
   4.5  Common Stock Purchase Warrant C (5)
   5.1  Legal Opinion of Arnstein & Lehr LLP (to be filed by amendment)
  10.1  Employment Agreement - Mr. Baldassarre
  23.1  Consent of Arnstein & Lehr LLP (included as Exhibit 5.1)
  23.2  Consent of SF Partnership, Chartered Accountants

________________________________________________________________________________

         Unless otherwise indicated below, the Commission File Number to the following incorporated Exhibits is 000-50621.

         (1) Incorporated by reference to Exhibits set forth in the Company's Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission on March 4, 2004.

         (2) Incorporated by reference to exhibits set forth in the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 8, 2004.

         (3) Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 13, 2007.

         (4) Incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 5, 2007.

         (5) Incorporated by reference to exhibits set forth in the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2007.

Item 17. Undertakings.

a.   Logica Holdings, Inc. hereby undertakes to:

     1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         i. Include any prospectus required by section 10(a)(3) of the Securities Act;

         ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         iii. Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned on February 11, 2008.

                                              LOGICA HOLDINGS, INC.

                                              By:  /s/ Giuseppe Pino Baldassarre
                                                   -----------------------------
                                                   Giuseppe Pino Baldassarre
                                                   Chief Executive Officer and
                                                   President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.
/s/ Giuseppe Pino Baldassarre   Chief Executive Officer and President    February 11, 2008
-----------------------------       (Principal Executive Officer)
Giuseppe Pino Baldassarre


/s/ Enzo Taddei                 Chief Financial Officer and Director     February 11, 2008
-----------------------------     (Principal Financial Officer and
Enzo Taddei                       (Principal Accounting Officer)
